Exhibit 99.1

TIB Financial Corp. Reports Fourth Quarter Results

NAPLES, Fla.--(BUSINESS WIRE)--April 9, 2012--TIB Financial Corp. (NASDAQ: TIBB) a majority-owned subsidiary of Capital Bank Financial Corp. (“CBF”; formerly known as North American Financial Holdings, Inc.), today reported its unaudited financial results for the fourth quarter of 2011. Operating and financial highlights include the following:

  The Company reported a net loss of $819,000 and net income of $2.8 million, or $(0.07) and $0.23 per diluted share for the three and twelve months ended December 31, 2011. Excluding the impairment charge recorded during the fourth quarter as discussed below, the Company would have reported net income of approximately $933,000 and $4.6 million, or $0.08 and $0.37 per diluted share for the three and twelve months ended December 31, 2011, respectively.
  Due to the termination of employment of several employees of the Company’s registered investment advisor, Naples Capital Advisors, Inc., and a subsequent decrease of assets under management, an impairment of the related customer relationship intangible asset of $2.9 million was recorded in the fourth quarter.
  The Company holds a 21% ownership interest in Capital Bank, NA at December 31, 2011 which has 143 branches and $6.5 billion in assets in Florida, North Carolina, South Carolina, Tennessee and Virginia. Equity in earnings of Capital Bank, NA during the fourth quarter was $1.5 million and $4.1 million during 2011.

“Thanks to the hard work of team mates across the company, I am very proud to be able to say that today, Capital Bank, NA is a single bank, with 143 branches operating under one brand, offering a common set of products and processing on one IT system. That is a huge accomplishment for us in such a short period of time,” stated Gene Taylor, Chairman and Chief Executive Officer of CBF and TIB Financial Corp.

“We are pleased with continued success in generating new loans and core deposits. These activities are helping customers achieve their goals and will lead to higher profitability for the company,” commented Chris Marshall, Chief Financial Officer of CBF and TIB Financial Corp.

Bank Merger

Effective April 29, 2011, TIB Bank (the “Bank”), a wholly-owned subsidiary of the Company, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association, with NAFH Bank as the surviving entity. On June 30, 2011, Capital Bank, a wholly-owned subsidiary of Capital Bank Corp., an affiliated majority-owned subsidiary of CBF, also merged with and into NAFH Bank, with NAFH Bank as the surviving entity. In connection with the merger, NAFH Bank changed its name to Capital Bank, NA. Additionally on September 7, 2011, GreenBank merged with and into Capital Bank, NA. CBF is the owner of approximately 94% of the Company’s common stock, approximately 83% of Capital Bank Corp.’s common stock, and approximately 90% of Green Bankshares common stock.

Through the subsidiary bank mergers, the common stock of the subsidiary banks was converted into shares of Capital Bank, NA common stock based on each entity’s relative tangible book value. As a result of the mergers of TIB Bank, Capital Bank and Green Bank into Capital Bank, N.A., the Company now owns approximately 21% of Capital Bank, NA, with CBF directly owning 19%, Capital Bank Corp. directly owning 26% and Green Bankshares owning the remaining 34%.

Due to its ownership level, the Company’s investment in Capital Bank, NA is recorded as an equity-method investment in that entity. As of December 31, 2011, the Company’s investment in Capital Bank, NA totaled $200.8 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity at that date. In connection with the Merger, the assets and liabilities of the Bank were de-consolidated from the Company’s balance sheet resulting in a significant decrease in the total assets and total liabilities of the Company in the second quarter of 2011.

As of December 31, 2011, following the mergers, Capital Bank, NA had total assets of $6.5 billion, total deposits of $5.1 billion and shareholders’ equity of $939.8 million and operated 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

The following table presents summarized financial information for Capital Bank, NA:

	Three months ended December 31, 2011	Period from April 29, 2011 Through December 31, 2011
Interest income	$74,163	$158,217
Interest expense	9,266	21,089
Net interest income	64,897	137,128
Provision for loan losses	16,790	35,132
Non-interest income	16,105	33,175
Non-interest expense	53,271	111,142
Net income	$6,797	$15,232

Financial Discussion

The Company reported a net loss for the fourth quarter of $819,000 compared to net income of $1.6 million for the third quarter of 2011 and net income of $560,000 for the fourth quarter of 2010. Due to the Merger discussed above and the resulting deconsolidation of TIB Bank on April 29, 2011, the operating results for the fourth quarter of 2011 includes three months of equity in income from its investment in Capital Bank, NA which amounted to $1.5 million, net of tax and therefore are generally not comparable to the operations prior to the third quarter. Due to the Company accounting for its investment in Capital Bank, NA using the equity method, a comparison of net interest margin to prior periods is not meaningful and is excluded.

Due to measurement period revisions to the estimated acquisition date fair values of certain loans acquired during 2011 in the acquisition of Capital Bank, an increase of $98,000 was retrospectively adjusted in the Company’s equity in income of Capital Bank, NA for the third quarter of 2011.

During 2011, the Company’s registered investment advisor, Naples Capital Advisors, Inc.’s experienced a decrease in assets under advisement to approximately $102 million from approximately $193 million as of December 31, 2010, following the departure of certain employees, leading to the $2.9 million impairment discussed above. The remaining value of the customer relationship intangible at December 31, 2011 was approximately $191,000.

Potential Merger of TIB Financial Corp. and CBF.

On September 1, 2011, CBF and the Company’s Board of Directors approved and adopted a plan of merger. The plan of merger provides for the merger of TIB Financial Corp. with and into CBF, with CBF continuing as the surviving entity. In the merger, each share of TIB Financial Corp.’s common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or TIB Financial Corp., will be converted into the right to receive 0.7205 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of TIB Financial Corp. common stock will be entitled to receive cash in lieu thereof.

Since CBF currently owns more than 90% of common stock of TIB Financial Corp., under Delaware and Florida law, no vote of our stockholders is required to complete the merger. CBF will determine when and if the merger will ultimately take place.

About TIB Financial Corp.

Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with a 21% equity method investment in Capital Bank NA, a national banking association with approximately $6.5 billion in total assets and 143 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina, South Carolina, Tennessee and Virginia. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor.

To learn more about Capital Bank NA and Naples Capital Advisors, Inc., visit www.capitalbank-us.com and www.naplescapitaladvisors.com, respectively.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.capitalbank-us.com. For more information, contact Christopher G. Marshall, Chief Financial Officer, at (704) 554-5901.

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, the ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of the Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank NA’s technology and information systems, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

TIB FINANCIAL CORP. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data)

	For the Quarter Ended					Year Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	December 31, 2011
Interest and dividend income	$2	$10	$5,290	$15,844	$15,681	$21,146
Interest expense	492	471	1,356	3,162	3,249	5,481
NET INTEREST INCOME (EXPENSE)	(490)	(461)	3,934	12,682	12,432	15,665

Provision for loan losses	-	-	136	485	402	621

NON-INTEREST INCOME:
Equity in income of Capital Bank, NA	1,453	1,973	658	-	-	4,084
Service charges on deposit accounts	-	-	257	813	864	1,070
Fees on mortgage loans sold	-	-	144	354	449	498
Investment securities gains, net	-	-	-	12	-	12
Investment advisory and trust fees	120	407	379	387	354	1,293
Other income	-	-	464	1,205	1,043	1,669
Total non-interest income	1,573	2,380	1,902	2,771	2,710	8,626

NON-INTEREST EXPENSE:
Salaries & employee benefits	18	240	2,250	6,501	6,632	9,009
Net occupancy expense	6	14	692	2,048	2,051	2,760
Foreclosed asset related expense	-	-	43	522	536	565
Impairment of wealth management
customer relationship intangible	2,872	-	-	-	-	2,872
Other expense	351	345	1,614	4,254	4,704	6,564
Total non-interest expense	3,247	599	4,599	13,325	13,923	21,770

Income (loss) before income taxes	(2,164)	1,320	1,101	1,643	817	1,900
Income tax (benefit) expense	(1,345)	(271)	141	575	257	(900)
NET INCOME	$(819)	$1,591	$960	$1,068	$560	$2,800
Net income allocated to common shareholders	$(819)	$1,591	$960	$1,068	$560	$2,800

BASIC EARNINGS PER COMMON SHARE:	$(0.07)	$0.13	$0.08	$0.09	$0.05	$0.23

DILUTED EARNINGS PER COMMON SHARE:	$(0.07)	$0.13	$0.07	$0.07	$0.03	$0.23

TIB FINANCIAL CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS As of December 31,

(Dollars and shares in thousands, except per share data)
	2011	2010
Assets
Cash and due from banks	$1,159	$22,209
Interest-bearing deposits with banks	1,062	131,585

Investment securities available for sale	-	418,092

Loans, net of deferred loan costs and fees	-	1,004,630
Less: Allowance for loan losses	-	402
Loans, net	-	1,004,228

Premises and equipment, net	-	43,153
Goodwill	-	29,999
Intangible assets, net	235	11,406
Other real estate owned	-	25,673
Deferred income tax asset	-	19,973
Accrued interest receivable and other assets	1,324	50,548
Equity method investment in Capital Bank, NA	200,843	-
Total assets	$204,623	$1,756,866

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$-	$198,092
Interest-bearing	-	1,168,933
Total deposits	-	1,367,025

Federal Home Loan Bank advances	-	131,116
Short-term borrowings	-	47,158
Long-term borrowings	23,176	22,887
Deferred income tax liability	3,641	-
Accrued interest payable and other liabilities	428	11,930
Total liabilities	27,245	1,580,116

Shareholders’ Equity
Common stock - $.10 par value: 50,000 shares authorized, 12,350
and 11,817 shares issued and outstanding, respectively	1,235	1,182
Additional paid in capital	170,801	177,316
Retained earnings	3,360	560
Accumulated other comprehensive income (loss)	1,982	(2,308)
Total shareholders’ equity	177,378	176,750

Total Liabilities and Shareholders’ Equity	$204,623	$1,756,866

TIB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL DATA (Dollars and shares in thousands, except per share data)

	As of or For the Quarter Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Real estate mortgage loans:
Commercial	$-	$-	$-	$604,192	$600,372
Residential	-	-	-	232,347	225,850
Farmland	-	-	-	12,538	12,083
Construction and vacant land	-	-	-	40,503	38,956
Commercial and agricultural loans	-	-	-	60,219	60,642
Indirect auto loans	-	-	-	40,653	28,038
Home equity loans	-	-	-	30,541	29,658
Other consumer loans	-	-	-	8,471	8,730
Total loans	$-	$-	$-	$1,029,464	$1,004,329

Gross loans	$-	$-	$-	$1,030,377	$1,004,630

Net loan charge-offs	$-	$-	$14	$10	$-

Allowance for loan losses	$-	$-	$-	$877	$402
Allowance for loan losses/ loans originated in period	N/A	N/A	N/A	1.14%	1.76%
Allowance for loan losses excluding specific reserves	N/A	N/A	N/A	877	402

Total interest-earning assets	$1,062	$1,186	$5,124	$1,546,918	$1,563,640
Other real estate owned	$-	$-	$-	$19,504	$25,673
Other repossessed assets	$-	$-	$-	$108	$104
Goodwill and intangibles, net of accumulated amortization	$235	$3,198	$3,288	$41,042	$41,405

Interest-bearing deposits:
NOW accounts	$-	$-	$-	$180,204	$175,349
Money market	-	-	-	214,532	193,904
Savings deposits	-	-	-	111,645	80,674
Time deposits	-	-	-	609,219	719,006
Non-interest bearing deposits	-	-	-	224,614	198,092
Total deposits	$-	$-	$-	$1,340,214	$1,367,025

Tax equivalent net interest margin	NM	NM	3.08%	3.34%	3.16%
Non-interest expense/tax equivalent net interest
income and non-interest income	34.63%	31.21%	78.68%	86.06%	91.76%
Average diluted common shares	12,350	12,350	13,430	14,963	18,320
End of quarter common shares outstanding	12,350	12,350	12,350	12,350	11,817
Total equity	$177,378	$178,317	$180,036	$186,981	$176,750
Book value per common share	$14.36	$14.44	$14.58	$15.14	$14.96
Tangible book value per common share	$12.12	$12.08	$12.33	$11.82	$11.45
Tier 1 capital to average assets – Capital Bank, NA
at December 31, September and June 30, 2011;
TIB Bank at prior periods	10.4%	13.8%	10.5%	8.4%	8.1%
Tier 1 capital to risk weighted assets - Capital Bank,
NA at December 31, September and June 30,
2011; TIB Bank at prior periods	15.7%	16.0%	17.0%	13.2%	13.0%
Total capital to risk weighted assets - Capital Bank,
NA at December 31, September and June 30,
2011; TIB Bank at prior periods	16.7%	16.5%	17.5%	13.3%	13.1%

Total assets	$204,623	$206,526	$210,103	$1,729,342	$1,756,866

CONTACT:
TIB Financial Corp.
Christopher G. Marshall, 704-554-5901
Chief Financial Officer
cmarshall@nafhinc.com